PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated August 9, 2024)	Registration No. 333-273820

Up to 33,894,518 Shares of Common Stock

Up to 21,874,907 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 13,249,907 Warrants to Purchase Common Stock

____________________________________

This prospectus supplement supplements the prospectus, dated August 9, 2024 (as amended or supplemented, the “prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-273820). This prospectus supplement is being filed to update and supplement the information in the prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2024, our Current Report on Form 8-K filed with the SEC on July 26, 2024, our Current Report on Form 8-K filed with the SEC on August 1, 2024, and our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2024 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 21,874,907 shares of our common stock, $0.0001 par value per share (the “common stock”), which consists of (i) up to 6,266,667 shares of common stock that are issuable upon the exercise of warrants (the “Private Warrants”) originally issued in a private placement to Freedom Acquisition I, LLC (the “Sponsor”) in connection with the initial public offering of Freedom Acquisition I Corp. (“FACT”), (ii) up to 8,625,000 shares of common stock that are issuable upon the exercise of warrants (the “Public Warrants”) originally issued in the initial public offering of FACT, (iii) up to 716,668 shares of common stock that are issuable upon the exercise of warrants issued to certain selling securityholders in connection with conversion of working capital loans (the “Working Capital Warrants”) and (iv) up to 6,266,572 shares of common stock that are issuable upon the exercise of warrants issued to certain equityholders of Legacy Complete Solaria (as defined herein) received as consideration in connection with the exchange of their capital stock held in Legacy Complete Solaria (the “Merger Warrants” and together with the Private Warrants, Public Warrants and the Working Capital Warrants, the “Warrants”). We will receive the proceeds from any exercise of any Warrants for cash.

The prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 33,894,518 shares of common stock consisting of (a) up to 7,518,488 shares of common stock issued in connection with private placements pursuant to subscription agreements entered into on or around July 13, 2023, consisting of (1) 1,630,000 shares of common stock issued pursuant to private investment in public equity subscription agreements, issued at $10.00 per share, (2) 270,000 shares of common stock transferred to the selling securityholders by the Sponsor for no consideration and (3) 5,618,488 shares of common stock issued pursuant to forward purchase agreements issued at approximately $10.00 per share (collectively, the “PIPE Shares”), (b) up to 8,625,000 shares of common stock originally issued in a private placement to the Sponsor in connection with the initial public offering of FACT at a price of $0.003 per share, (c) up to 6,266,667 shares of common stock issuable upon exercise of the Private Warrants at an exercise price of $11.50 per share of common stock, (d) up to 4,501,123 shares of common stock pursuant to that certain Amended and Restated Registration Rights Agreement, July 18, 2023, between us and the selling securityholders granting such holders registration rights with respect to such shares originally issued at a price of $0.48 per share, (e) up to 716,668 shares of common stock that are issuable upon the exercise of the Working Capital Warrants at a price of $11.50 per share, and (f) up to 6,266,572 shares of common stock issuable upon exercise of the Merger Warrants at a price of $11.50 per share, and (ii) up to 13,249,907 Warrants consisting of (a) up to 6,266,667 Private Warrants, (b) up to 716,668 Working Capital Warrants and (c) up to 6,266,572 Merger Warrants. We will not receive any proceeds from the sale of shares of common stock or Warrants by the selling securityholders pursuant to the prospectus and this prospectus supplement.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We believe the likelihood that warrant holders will exercise their Warrants and therefore the amount of cash proceeds that we would receive is dependent upon the trading price of our common stock. If the trading price for our common stock is less than $11.50 per share, we believe holders of Warrants will be unlikely to exercise these warrants. In addition, to the extent the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. The Private Warrants and Working Capital Warrants may be exercised for cash or on a “cashless basis.” The Public Warrants and the Merger Warrants may only be exercised for cash provided there is then an effective registration statement registering the shares of common stock issuable upon the exercise of such warrants. If there is not a then-effective registration statement, then such warrants may be exercised on a “cashless basis,” pursuant to an available exemption from registration under the Securities Act. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or Warrants. See the section titled “Plan of Distribution.”

Our common stock and Warrants are listed on The Nasdaq Stock Market under the symbols “CSLR” and “CSLRW,” respectively. On August 8, 2024, the last reported sales price of our common stock was $1.53 per share and the last reported sales price of our Public Warrants was $0.09 per warrant.

The number of shares of common stock being offered for resale in the prospectus and this prospectus supplement (the “Resale Securities”) exceeds the number of shares of common stock constituting our public float. The Resale Securities represent approximately 408.7% of our public float and approximately 46.6% of our outstanding shares of common stock as of July 16, 2024 (after giving effect to the issuance of shares of common stock upon exercise of the Warrants). The sale of the Resale Securities, or the perception that these sales could occur, could depress the market price of our common stock. Despite a decline in price, our selling securityholders may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which such shares were purchased as referenced above. While these selling securityholders may, on average, experience a positive rate of return based on the current market price, public securityholders may not experience a similar rate of return on the common stock they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price. For example, based on the closing price of $1.48 per share on July 1, 2024, the Sponsor and other selling securityholders may receive potential profits ranging from $1.00 per share up to $1.48 per share.

This prospectus supplement should be read in conjunction with the prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The prospectus and this prospectus supplement comply with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of the prospectus, and under similar headings in any amendments or supplements to the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 9, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendments to Forward Purchase Agreements

Complete Solaria, Inc. (the “Company”) previously announced in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2023 that the Company and Freedom Acquisition I Corp. (“Freedom”) entered into separate agreements dated July 13, 2023 (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) Meteora Special Opportunity Fund I, LP (“MSOF”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSOF, MCP, and MSTO collectively as “Meteora”); (ii) Polar Multi-Strategy Master Fund (“Polar”), and (iii) Sandia Investment Management LP (“Sandia”, and each of Meteora, Polar, and Sandia, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions.

On December 18, 2023, the Company and each Seller entered into separate amendments to the Forward Purchase Agreements (the “First Amendments”). The First Amendments lower the reset floor price of each Forward Purchase Agreement from $5.00 to $3.00 and allow the Company to raise up to $10,000,000 of equity from existing stockholders without triggering certain anti-dilution provisions contained in the Forward Purchase Agreements; provided, the insiders pay a price per share for their initial investment equal to the closing price per share as quoted on the Nasdaq Stock Market (“Nasdaq”) on the day of purchase; provided, further, that any subsequent investments are made at a price per share equal to the greater of (a) the closing price per share as quoted by Nasdaq on the day of the purchase or (b) the amount paid in connection with the initial investment.

On May 7 and 8, 2024, respectively, the Company entered into separate amendments to the Forward Purchase Agreements (the collectively the “Second Amendments”) with Sandia (the “Sandia Second Amendment”) and Polar (the “Polar Second Amendment”). The Second Amendments lower the reset price of each Forward Purchase Agreement from $3.00 to $1.00 per share and amend the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.”. The Sandia Second Amendment is not effective until the Company executes similar amendments with both Polar and Meteora.

On June 14, 2024, the Company entered into an amendment to the Forward Purchase Agreement with Sandia (the “Sandia Third Amendment”). The Sandia Third Amendment sets the reset price of each Forward Purchase Agreement to $1.00 per share and amends the VWAP Trigger Event provision to read as “After December 31, 2024, an event that occurs if the VWAP Price, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per Share.” Execution of the Sandia Third Amendment is conditioned on both Carlyle and Kline Hill consummating the terms of the Debt-Equity Swap as disclosed on May 2, 2024, which is considered satisfied based on the 8-Ks released by the company to date, through May 31, 2024. In the event either Polar or Meteora amend their Forward Purchase Agreements to include different terms from the $1 reset price and VWAP trigger adjustment, or file a notice of a VWAP trigger event, as reference herein, the Sandia Forward Purchase Agreement will be retroactively amended to reflect those improved terms and liquidity on their entire Forward Purchase Agreement, including any of the 1,050,000 shares that are sold upon execution of this document.

On July 17, 2024, the Company entered into the third amendment to the Forward Purchase Agreement with Polar (the “Polar Third Amendment”), pursuant to which the Company and Polar agreed that Section 2 (Most Favored Nation) of the Forward Purchase Agreement is applicable to all 2,450,000 shares subject to the Forward Purchase Agreement.

The foregoing description of the Polar Third Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Polar Third Amendment, the form of which is filed as Exhibit 10.1 (Polar Third Amendment) and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Common Stock is incorporated by reference herein in its entirety. The Company issued the Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Polar Third Amendment to Forward Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: July 23, 2024

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2024, Complete Solaria, Inc., a Delaware corporation (the “Company”, “we” and “us”), and White Lion Capital, LLC, a Nevada limited liability company (“White Lion”), entered into Amendment No. 1 (the “Amendment”) to the Common Stock Purchase Agreement, dated July 16, 2024, by and between the Company and White Lion (as amended by the Amendment, the “Purchase Agreement”).

The Amendment provides that the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $30,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions.

The Amendment also provides that, in consideration for the commitments of White Lion, the Company will issue Commitment Shares (as defined in the Amendment) to White Lion shares of Common Stock in an amount equal to (i) $450,000 divided by (ii) the closing price of the Common Stock on the earlier of (x) the business day prior to the effectiveness of the registration statement filed pursuant to that Registration Rights Agreement, dated July 16, 2024, by and between the Company and White Lion, and (y) the business day prior to the date White Lion delivers a written request to the Company for the Commitment Shares. The Commitment Shares will be fully earned by White Lion regardless of termination of the Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on 8-K is incorporated by reference in this Item 3.02 in its entirety.

The Company will issue the Common Stock pursuant to the Purchase Agreement, as amended, in reliance upon the exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Neither this Current Report on Form 8-K nor the exhibits attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Common Stock Purchase Agreement, dated July 24, 2024, by and between the Company and White Lion
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: July 26, 2024

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On August 1, 2024, Complete Solaria, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) of its dismissal, effective as of the same day, as the Company’s independent registered public accounting firm. Deloitte served as the Company’s independent registered public accounting firm since the closing of the merger with Freedom Acquisition I Corp on July 18, 2023. The decision to change the independent public accounting firm was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

During the years ended December 31, 2022 and 2023 and the subsequent interim period through July 31,2024, there were no: (1) disagreements with Deloitte within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except with respect to the material weaknesses as described below.

As previously disclosed in the Company’s Annual Report on Form 10-K, including Item 9A thereof, for the fiscal year ended December 31, 2023, the Company determined that material weaknesses in the Company’s internal control over financial reporting existed because (a) the Company did not have sufficient full-time accounting personnel, (i) to enable appropriate reviews over the financial close and reporting process, (ii) to allow for appropriate segregation of duties, and (iii) with the requisite experience and technical accounting knowledge to identify, review and resolve complex accounting issues under generally accepted accounting principles in the U.S. (“GAAP”), and (b) with respect to inventory controls related to the completeness, existence, and cut-off of the inventories held at third parties, and controls related to the calculation of adjustments to inventory for items considered excessive and obsolete. Additionally, the Company did not adequately design and/or implement controls related to conducting a formal risk assessment process.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern in Deloitte’s audit opinions dated April 6, 2023 and April 1, 2024.

The Company has provided Deloitte with a copy of this Form 8-K prior to its filing with the SEC. The Company requested Deloitte to furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements, as required by Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter is filed as Exhibit 16.1.

New Independent Registered Public Accounting Firm

On August 1, 2024, following the dismissal of Deloitte, the Audit Committee, after a competitive process to review the appointment of the Company’s independent registered public accounting firm, approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm.

During the Company’s years ended December 31, 2022 and 2023 and through July 31, 2024, neither the Company, nor anyone on its behalf, consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Deloitte & Touche LLP dated August 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: August 1, 2024

	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Stalking Horse Asset Purchase Agreement

On August 5, 2024, Complete Solaria, Inc., a Delaware corporation (the “Company”, “we” and “us”), entered into a “Stalking Horse” asset purchase agreement with SunPower Corporation (“SunPower”) and the direct and indirect subsidiaries of SunPower (the “Debtors”) providing for the sale and purchase of certain assets related to the Debtors’ Blue Raven Solar business, New Homes business, and non-installing Dealer network (the “Stalking Horse APA”). Under the Stalking Horse APA, the Company agreed, subject to the terms and conditions of the Stalking Horse APA, to acquire the Acquired Assets and assume the Assumed Liabilities (each as defined in the Stalking Horse APA) from the Debtors for $45,000,000 in cash at the closing of the transaction, including a deposit of $4,500,000 to be paid into an escrow account on within two business days. The Stalking Horse APA includes customary representations and warranties, covenants, and closing conditions, in each case under the circumstances and subject to certain limitations as set forth therein, including, without limitation, provisions requiring the Debtors to reimburse the Company for up to $550,000 for expenses incurred in connection with the Stalking Horse APA and to pay a break-up fee of $1,350,000, in each case under certain circumstances as set forth in the Stalking Horse APA, and the right of the Company to designate executory contracts and to assume or reject unexpired leases. The Stalking Horse APA will be subject to higher and better offers during the Debtors’ voluntary cases under Chapter 11 of Title 11 of the United States Bankruptcy Code and is subject to approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Pursuant to the Debtors’ proposed bidding procedures, if approved by the Bankruptcy Court (the “Bidding Procedures”), interested parties would be invited to participate and submit binding offers in accordance with the Bidding Procedures. The Stalking Horse APA acts as a baseline for competitive bids for the acquisition of the Acquired Assets. If one or more qualified bids (other than the transaction contemplated by the Stalking Horse APA) were to be received by the qualified bid deadline as provided for in the Bidding Procedures, then the Debtors would proceed with an auction to determine the successful bid, subject to the terms of the Bidding Procedures.

The foregoing terms of the Stalking Horse APA remain subject to approval by the Bankruptcy Court, are not complete, and are qualified in their entirety by reference to the full text of the Stalking Horse APA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated August 5, 2024, by and among the Company, SunPower Corporation and the Debtors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: August 6, 2024

By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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